                                                                     Exhibit 2.4


                             SHARE PLEDGE AGREEMENT

                  This Agreement dated  this _____ day of May, 2004

BETWEEN;

            PINE VALLEY MINING CORPORATION, a company incorporated under the laws of the Province of British Columbia, having an address at Suite 3000 - 1055 West Georgia Street, Vancouver, BC., V6E 3R3

            (the "Debtor")

AND:

            MARUBENI CORPORATION, having an address at Suite 530, Bow Valley Square 1, 202 - 6th Avenue, S.W., Calgary, Alberta, T2P 2R9

            (the "Secured Party")

WHEREAS:

A. The Debtor, Falls Mountain Coal Inc. (the "Borrower") a British Columbia company, and Pine Valley Coal Ltd. ("PVC"), an Alberta company and the Secured Party have entered into a coal purchase and loan agreement dated May 18, 2004 (as the same may be amended, extended, renewed, replaced, restated and in effect from time to time the "Loan Agreement") providing, inter alia, for certain financing to be made available by the Secured Party to the Borrower in accordance with the terms and conditions of the Loan Agreement;

B. Pursuant to the Loan Agreement the Debtor is required to grant to the Secured Party the security created hereby as security for the due payment of the principal and interest (including interest on overdue interest) owing from time to time by the Borrower to the Secured Party under or pursuant to the Loan Agreement, and of all other money for the time being and from time to time owing under the Loan Agreement and for the performance of the obligations of the Debtor, the Borrower and PVC under the Loan Agreement (hereinafter collectively referred to as the "Indebtedness and Liabilities").

NOW THEREFORE for valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Debtor) the Debtor hereby agrees as follows:

1.    Security

As general and continuing security and as a pledge and assignment to secure the due payment and performance of the Indebtedness and Liabilities, the
      Debtor:

      (a) hereby assigns, pledges and hypothecates to the Secured Party, and grants a security interest in, the shares described in Schedule A and any other additional securities as may hereafter be delivered to the Secured Party, or its agent, by the


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            Debtor, subject to the terms hereof, together with all renewals and replacements thereof and substitutions therefor (collectively the "Pledged Securities") and agrees that such shares and all such additional securities shall be held by the Secured Party or its agent and, without limiting the generality of the foregoing, hereby assigns to the Secured Party and grants to the Secured Party all of the Debtor's right, title, claim and interest in and to the monies otherwise due and payable or to become due and payable to the Debtor under the terms of any of the Pledged Securities and all distributions of income or capital thereof, thereon or therefrom or proceeds (including proceeds of sale) therefrom and under any further Pledged Securities evidencing re-investment of the whole or any part of any monies paid under any of the Pledged Securities whether by sale thereof or otherwise; and

      (b) hereby grants a security interest in and assigns to the Secured Party any and all right, title and interest that the Debtor may have now or in the future to any and all amounts, including interest and payments by way of distribution of income and return of capital, now due or hereafter to become due to the Debtor relating to the Pledged Securities (collectively the "Assigned Amounts"),

      (the Pledged Securities, the Assigned Amounts and all monies and other property referred to in subparagraphs (a) and (b) and all proceeds thereof are collectively referred to as the "Collateral").

      The Collateral will be held by the Secured Party or its agent as collateral security in favour of, and as a fixed and specific assignment to, and security interest in favour of the Secured Party to secure payment and performance of the Indebtedness and Liabilities. The Collateral will be subject to the terms hereof and the assignment and security interest hereby constituted upon by virtue of delivery of the share certificate(s) representing the Pledged Securities and without any further formality or action on the part of the Debtor and the Secured Party.

2.    Delivery

      The Debtor hereby delivers to the Secured Party or its agent the share certificates representing the shares described in Schedule A hereto, to be held by the Secured Party or its agent on the terms and conditions contained herein.

3.    Representations and Warranties

      The Debtor represents and warrants to the Secured Party that:

      (a)   it is the registered and beneficial owner of the Pledged Securities;

      (b) the Pledged Securities are free and clear of all liens, mortgaged, charges and security interests other than those created under this Agreement in favour of the Secured Party;

      (c) the Pledged Securities have been duly issued and are fully paid and non-assessable; and


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      (d)   the Pledged Securities represent 100% of the issued and outstanding shares in the capital of the Borrower.

4.    Responsibility of the Secured Party

      It is agreed that the responsibility of Secured Party or its agent in regard to the Collateral will be limited to exercising the same degree of care which the Secured Party or its agent give to their respective own valuable property.

5.    Rights of the Debtor

      Subject to the provisions of this Agreement unless and until there is an event of default by the Debtor under or pursuant to the Loan Agreement, or any security granted pursuant thereto, and without prejudice to the fixed and specific assignment and security interest hereby constituted, the Debtor will be entitled to exercise all rights of a holder of the Pledged Securities including, without limitation, any and all voting rights appertaining to the Pledged Securities.

6.    Rights of the Secured Party

      The Debtor further agrees that:

      (a) at any time after an event of default has occurred under or pursuant to the Loan Agreement, or security held by the Secured Party pursuant to the Loan Agreement, the Secured Party may forthwith, without any notice, without demand for payment, without advertisement, and without any other formality, all of which are hereby waived, sell the Collateral or any of it on any recognized exchange dealing in such securities or by public or private sale, and enforce payment of and otherwise realize upon the security of the Collateral or any of it as fully and effectually as if the Secured Party were the absolute owners thereof, with all proceeds of sale being paid to the Secured Party to be applied on account of the Indebtedness and Liabilities to the full extent of the Indebtedness and Liabilities and the balance, if any, remaining thereafter being paid to the Debtor;

      (b) the Secured Party will not be bound or obliged at any time or under any circumstances, to collect or see to the payment of any income or capital of, on or from any of the Collateral or to sell or otherwise realize upon any of the Collateral;

      (c) the Collateral or any excess thereof or proceeds of sale of the same may be applied upon any of the Indebtedness and Liabilities in such manner, order and priority as the Secured Party may determine;

      (d) for the purposes of the foregoing provisions of this paragraph 5, the Secured Party or its agent is hereby appointed as the attorney irrevocable of the Debtor and in such capacity may transfer or assign all or any of the Collateral and may fill in all blanks in any transfers of stocks or any power of attorney or other documents delivered to the Secured Party;


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                                       4


      (e) all costs and charges incurred by the Secured Party or its agent with reference to the sale, enforcement or other realization of the Collateral (including all broker's commissions, fees and other remuneration and all legal costs) will be added to the Indebtedness and Liabilities and will be a first charge upon the Collateral and the proceeds thereof; and

      (f) any substituted Pledged Securities will be held subject to the same terms and conditions and with the same powers and authorities, as are hereby declared and conferred.

7.    Saving Provision

      This will be a continuing agreement and the Collateral is in addition to and not in substitution for any other security held or which may in the future be held by the Secured Party in respect of the Indebtedness and Liabilities and will not operate as a merger of any debt or suspend the fulfilment of, or affect the rights, remedies and powers of the Secured Party in respect of the Indebtedness and Liabilities or any Collateral hereunder.

8.    Term of Agreement

      This Agreement and the pledge and assignment and security interest hereby constituted will continue in full force and effect until such time as the Indebtedness and Liabilities have been paid or otherwise satisfied in full, whereupon the Secured Party will release the Collateral or so much thereof as remains from the pledge and assignment and security interest hereunder and execute and deliver to the Debtor such releases and re-assignments as the Debtor may require for such purpose.

9.    Governing Law

      This Agreement will be governed by the laws of British Columbia.

10.   Counterpart Execution

      This Agreement may be executed in any number of counterparts as may be necessary and delivered by facsimile each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and all counterparts will be construed together and will constitute one and the same instrument.

11.   Enurement

      This agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

12.   Conflict

      If there is any conflict between the terms of this Agreement and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.


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                                       5


13.   Interpretation

      It is agreed that the expressions "Debtor" and "Secured Party" wherever used herein shall include the heirs, executors, administrators, successors and assigns of the Debtor and the Secured Party respectively, and wherever the singular or masculine is used throughout this Agreement the same shall be construed as meaning the plural or the feminine or body corporate or politic where the context or the parties to this Agreement so require.

14.   Severability

      If any term of this Agreement is determined to be invalid or unenforceable, in whole or in part, the invalidity or unenforceability will attach only to that term or part term, and the remaining part of the term and all other terms of this Agreement will continue in full force and effect. The parties will negotiate in good faith to agree to a substitute term that is valid and enforceable while being as close as possible to the intention of the invalid or unenforceable term. The invalidity or unenforceability of a term in a particular jurisdiction will not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

15.   Further Assurance

      The Debtor will from time to time do all acts and things and execute and delver all deeds, transfers, assignments and instruments as the Secured Party may reasonably require to perfect the security interest created by this Agreement and to facilitate the sale or transfer of the Pledged Securities under any realization of them, and to permit the Secured party to exercise all power, authority and discretion given to it.

16.   Acknowledgement and Waiver

      The Debtor hereby:

      (a)   acknowledges receiving a copy of this Agreement; and


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      (b)   waives all right to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed or issued, as the case may be, at any time in respect of this Agreement or any amendment thereto.

      Dated the day and year first above written.

PINE VALLEY MINING CORPORATION
by its authorized signatory(ies):

Per:     ___________________________

Per:     ___________________________



Falls Mountain Coal Inc. acknowledges the pledge of the Shares by the Debtor in favour of the Secured Party this ____ day of May, 2004 and confirms that it will not issue any additional shares in its capital during the term of this Agreement, without first obtaining the Secured Party's consent, which will not be unreasonably withheld.

..

FALLS MOUNTAIN COAL INC.,
by its authorized signatory:

Per:     ____________________________

                                   SCHEDULE A

                      Description of Share Certificate(s)

The Following shares in the capital stock of Falls Mountain Coal Inc. registered in the name of Pine Valley Mining Corporation

SHARE CERTIFICATE NO.               CLASS OF SHARES:           NUMBER OF SHARES
        3                            common voting                2 shares

        4                            common voting                10 shares


                POWER OF ATTORNEY TO SELL AND TRANSFER SECURITIES

   2     ,      common voting      , shares (herein referred to as the "Shares")
----------  -----------------------
(Number)            Class)

of the Capital Stock of              FALLS MOUNTAIN COAL INC.
                          ------------------------------------------------------
                                      (Name of Corporation)

(hereinafter referred to as the "Corporation") represented by Share Certificate

Number    3
       ---------

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

_________________________________________________________ of ______________

__________________________________________________, the Shares above mentioned standing in the name of the undersigned on the Books of the Corporation and hereby irrevocably constitutes and appoints ____________________________________

the Attorney of the undersigned to transfer the said Shares on the Books of the Corporation with full power of substitution in the premises.

DATED ____________________________, 20_____


PINE VALLEY MINING CORPORATION
by its authorized signatory (ies)

Per:     __________________________

Per:     __________________________



(Leave undated)

                POWER OF ATTORNEY TO SELL AND TRANSFER SECURITIES

  10     ,      common voting      , shares (herein referred to as the "Shares")
----------  -----------------------
(Number)            Class)

of the Capital Stock of              FALLS MOUNTAIN COAL INC.
                          ------------------------------------------------------
                                      (Name of Corporation)

(hereinafter referred to as the "Corporation") represented by Share Certificate

Number    4
       ---------

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

_________________________________________________________ of ______________

__________________________________________________, the Shares above mentioned standing in the name of the undersigned on the Books of the Corporation and hereby irrevocably constitutes and appoints ____________________________________

the Attorney of the undersigned to transfer the said Shares on the Books of the Corporation with full power of substitution in the premises.

DATED ____________________________, 20_____


PINE VALLEY MINING CORPORATION
by its authorized signatory (ies)

Per:     __________________________

Per:     __________________________




(Leave undated)